SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

TERRA INVENTIONS CORP.

----------------------------------------------------------------

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-33391	88-0490890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4894 Lone Mountain #168, Las Vegas, Nevada 89130

-----------------------------------------------------------------------------

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (702) 940-9940

-------------------

Li-ion Motors, Corp.

-----------------------------------------------------------------------------

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02. Unregistered Sales of Equity Securities

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.

Date	Title and Amount (1)	Purchaser	Principal Underwriter	Total Offering Price/Underwriting Discounts
January 31, 2013	3,750,000 shares of common stock issued in conversion of $22,500 principal amount of debt.	Starglow Assets Inc.	NA	$0.006 per share/NA
January 31, 2013	3,750,000 shares of common stock issued in conversion of $22,500 principal amount of debt.	Windsor Capital Inc.	NA	$0.006 per share/NA
January 31, 2013	3,750,000 shares of common stock issued in conversion of $22,500 principal amount of debt.	Platinum Capital Holdings Corp	NA	$0.006 per share/NA
January 31, 2013	3,750,000 shares of common stock issued in conversion of $22,500 principal amount of debt.	Wazalmin Capital Corp	NA	$0.006 per share/NA
January 31, 2013	1,850,000 shares of common stock issued in conversion of $11,100 principal amount of debt.	ALG Financial LLC	NA	$0.006 per share/NA
January 31, 2013	1,850,000 shares of common stock issued in conversion of $11,100 principal amount of debt.	Kisumu S.A.	NA	$0.006 per share/NA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA INVENTIONS, CORP.

Dated:	February 1, 2013 By: /s/ Stacey Fling
Stacey Fling, Chief Executive Officer